================================================================================




                                   FORM 8-K/A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report  (Date of earliest event reported):
                               September 30, 1996

                          Commission File No.: 0-14685




                              GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)


                       DELAWARE                       51 - 0271821
            (State or other jurisdiction of         (I.R.S. Employer
            incorporation or organization)        Identification No.)

             14800 CONFERENCE CENTER DRIVE
                 SUITE 400, WESTFIELDS
                  CHANTILLY, VIRGINIA                    20151
            (Address of principal executive            (Zip Code)
                       offices)





       Registrant's telephone number, including area code: (703) 802-9200


================================================================================

                      GENICOM CORPORATION AND SUBSIDIARIES
                                FORM 8-K/A INDEX


Item 7.            Financial Statements and Exhibits

          (a)      Financial statements of operation acquired:                                     3-11

                   Statements of Assets Acquired and Liabilities Assumed as of December 31,
                   1994, December 31, 1995, and September 30, 1996 (unaudited); Statements of
                   Revenues and Direct Operating Expenses for the Years ended December 31,
                   1993, 1994, and 1995 and for the Nine Months ended September 30, 1995 and
                   1996 (unaudited) and Report of Independent Auditors.

          (b)      Pro forma financial information:                                                12-17

                   Transaction Description

                   Pro Forma Consolidated Balance Sheet as of September 29, 1996 (unaudited)

                   Notes to Pro Forma Consolidated Balance Sheet (unaudited)

                   Pro Forma Consolidated Statements of Operations for the Year Ended December
                   31, 1995 and for the Nine Months Ended September 29, 1996 (unaudited)

                   Notes to Pro Forma Consolidated Statements of Operations (unaudited)



Signatures                                                                                         18

Item 7 (a) - Financial Statements of Operation Acquired:

Statements of Assets Acquired and Liabilities Assumed as of December 31, 1994, December 31, 1995, and September 30, 1996 (unaudited); Statements of Revenues and Direct Operating Expenses for the Years ended December 31, 1993, 1994, and 1995 and for the Nine Months ended September 30, 1995 (unaudited) and 1996 (unaudited) and Report of Independent Auditors.

                                Printer Business
                       of Texas Instruments Incorporated

           Nine Months ended September 30, 1996 and 1995 (Unaudited)
               and Years ended December 31, 1995, 1994, and 1993
                      with Report of Independent Auditors

                         Report of Independent Auditors


The Board of Directors
Texas Instruments Incorporated

We have audited the accompanying statements of assets acquired and liabilities assumed of the Printer Business of Texas Instruments Incorporated (the Business) at December 31, 1995 and 1994, and the related statements of revenues and direct operating expenses for each year in the three year period ended December 31, 1995. These statements are the responsibility of the management of Texas Instruments Incorporated. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statements of revenues and direct operating expenses were prepared solely to present the revenues and direct operating expenses of the Business and are not intended to be a complete presentation of the results of operations of the Business.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Business at December 31, 1995 and 1994, and the related revenues and direct operating expenses for each year in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            ERNST & YOUNG LLP

November 26, 1996

                                Printer Business
                       of Texas Instruments Incorporated

             Statements of Assets Acquired and Liabilities Assumed

                                 (In Thousands)


                                                      SEPTEMBER 30,              DECEMBER 31
                                                          1996              1995            1994
                                                      ----------------------------------------------
                                                       (Unaudited)
ASSETS
Receivables, less allowance for doubtful                   $ 9,018          $10,083         $13,394
    accounts of $241 in 1996, $350 in 1995,
    and $663 in 1994 (Note 7)
Inventory (Note 3)                                          13,319           18,897          14,910
Equipment, net (Note 4)                                        243              583             915
Other assets                                                   165              300             480
                                                      ----------------------------------------------
Total assets acquired                                      $22,745          $29,699         $29,863
                                                      ==============================================


LIABILITIES
Accrued warranty                                           $ 1,392          $ 2,020         $ 2,683
Other accrued liabilities                                      403            1,019             760
                                                      ----------------------------------------------
Total liabilities assumed                                  $ 1,795          $ 3,039         $ 3,443
                                                      ==============================================


Assets acquired net of liabilities assumed                 $20,950          $26,824         $26,256
                                                      ==============================================



See accompanying notes.

                                Printer Business
                       of Texas Instruments Incorporated

              Statements of Revenues and Direct Operating Expenses

                                 (In Thousands)


                                                          NINE MONTHS
                                                      ENDED SEPTEMBER 30                    YEAR ENDED DECEMBER 31
                                                      1996           1995            1995           1994            1993
                                                  ---------------------------------------------------------------------------
                                                          (Unaudited)
Revenues                                             $92,432        $131,734        $172,234       $195,392         $184,962

Direct operating expenses:
  Cost of revenues                                    75,584         105,529         138,127        151,049          144,697
  Marketing, general, and administrative               9,673          19,592          25,783         29,461           34,534
  Research and development                                97           2,979           3,604          8,351            7,120
                                                  ---------------------------------------------------------------------------
Total direct operating expenses                       85,354         128,100         167,514        188,861          186,351

                                                  ---------------------------------------------------------------------------
Revenues less direct operating expenses              $ 7,078        $  3,634        $  4,720       $  6,531         $ (1,389)
                                                  ===========================================================================


See accompanying notes.

                         Custom Manufacturing Services
                   Business of Texas Instruments Incorporated

                         Notes to Financial Statements

                               December 31, 1995




1. BASIS OF PRESENTATION

The Printer Business of Texas Instruments Incorporated (the Business) engages in the design, development, marketing, and sale of travel ticket, laser/LED, and serial impact printers and provides supplies and replaceable components for such printers to customers in the United States, Europe, and Asia.

The Business has operated as a business activity of Texas Instruments Incorporated (TI). On September 30, 1996, Genicom Corporation (the Buyer) acquired certain assets and assumed certain liabilities of the Business. The acquisition was made pursuant to an Asset Purchase Agreement (the Agreement) dated July 22, 1996, and amended September 30, 1996. The assets acquired included accounts receivable (U.S. trade customers only), inventory, equipment, and other assets primarily related to the Business's operations in Texas and Europe. Cash, real property, accounts payable, and certain laser product inventories were excluded from the assets acquired and liabilities assumed. In addition, product liability claims, environmental claims, and product warranty claims (related to "epidemic failure" as defined in the Agreement) arising from the operation of the Business prior to September 30, 1996 were not assumed by the Buyer and any liability associated with such claims is excluded from these statements.

Historically, the Business has had no separate legal status as it was an integral part of TI's overall operations. As a result, separate financial statements have not been maintained for the worldwide Business. The accompanying statements have been prepared from the historical accounting records of TI and present the assets acquired and the liabilities assumed as of December 31, 1995 and 1994, and the revenues and direct operating expenses of the Business for each year in the three year period ended December 31, 1995, including allocations of certain common expenses based upon selected criteria, as defined (Note 2). Since only certain assets of the Business have been acquired and only certain liabilities assumed, statements of financial position and cash flows are not applicable. In addition, no liability for income taxes is recorded, and the statements of revenues and direct operating expenses do not include tax expense. The accompanying statements of revenues and direct operating expenses were prepared to present the net revenues and direct operating costs of the Business. Accordingly, they are not intended to be a complete presentation of the results of operations of the Business, and they do not purport to reflect the revenues and direct operating costs that would have resulted if the Business had operated as an unaffiliated independent entity.

The preparation of the statements requires the use of management's estimates, which may vary from actual results.

                                Printer Business
                       of Texas Instruments Incorporated

                        Notes to Statements (continued)


2. SIGNIFICANT ACCOUNTING POLICIES

ALLOCATION OF EXPENSES

TI provides various administrative services to the Business including marketing, data processing and personnel services. TI charged these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among TI's division entities on the basis of their respective revenues, headcount, or level of effort. An occupancy charge (consisting of depreciation, rent, and taxes) for TI facilities occupied by the Business was allocated based on square footage used. In the opinion of management of TI, these methods of allocation are reasonable. The charges allocated by TI to the Business are included in the statements of revenues and direct operating expenses for all periods presented.

EQUIPMENT

Equipment is recorded at cost and depreciated using the 150% declining balance method with an estimated useful life of five years. Amounts related to fully depreciated assets are removed from the financial records. Depreciation included in the statements of revenues and direct operating expenses reflects total direct charges recorded by the Business rather than such depreciation related only to the equipment acquired by the Buyer (see Note 4). Maintenance and repairs are charged to expense as incurred.

INVENTORY

Inventory is stated at the lower of standard cost (which approximates actuals) or market. Cost is determined using a first-in, first-out method.

REVENUES

Revenues represent sales to unaffiliated customers and certain other TI operating units. Revenues are recognized when shipments are made. Sales to unaffiliated non-U.S. customers approximated $74.5 million, $74.1 million, and $68.6 million in 1995, 1994, and 1993, respectively. See Note 5 for further discussion of sales to affiliated customers.

DIRECT OPERATING EXPENSES

Direct operating expenses include the costs of manufacturing the related product shipments included in revenues of the Business. Cost of revenues include direct labor and direct material, and allocations of costs associated with engineering, production planning, manufacturing plant administration, purchasing, and other costs incurred at the manufacturing plants. Research and development expenses are expensed as incurred. Total direct operating expenses are not necessarily indicative of the costs that would have been incurred had the Business operated as a stand-alone business.

                                Printer Business
                       of Texas Instruments Incorporated

                        Notes to Statements (continued)


3. INVENTORY

                                                          SEPTEMBER 30,            DECEMBER 31
                                                               1996             1995         1994
                                                        ---------------------------------------------
                                                           (Unaudited)
                                                                       (In Thousands)
Raw materials and purchased parts                            $  4,502          $ 6,478      $ 6,382
Work in process                                                   735            1,216        1,108
Finished goods                                                 11,326           14,884        9,877
                                                        ---------------------------------------------
                                                               16,563           22,578       17,367

Less: Reserves for salability and obsolescence                  3,244            3,681        2,457
                                                        ---------------------------------------------
                                                             $ 13,319          $18,897      $14,910
                                                        =============================================

4. EQUIPMENT

                                                          SEPTEMBER 30,            DECEMBER 31
                                                               1996             1995         1994
                                                        ---------------------------------------------
                                                           (Unaudited)
                                                                       (In Thousands)
Equipment, at cost                                           $ 1,712           $ 4,386      $ 4,697

Less: Accumulated depreciation                                (1,469)           (3,803)      (3,782)
                                                        ---------------------------------------------
Equipment, net                                               $   243           $   583      $   915
                                                        =============================================

Total equipment depreciation expense included in the statement of revenues and direct operating expenses was approximately $888,000, $857,000, and $998,000 in 1995, 1994, and 1993, respectively. See Note 2 for discussion of depreciation.

5. RELATED PARTY TRANSACTIONS

Sales to other business units of TI approximated $8.4 million, $3.7 million, and $3.2 million for the years ended December 31, 1995, 1994, and 1993, respectively. These revenues are recorded at cost plus a negotiated gross margin and are not necessarily indicative of revenues that would be recognized on third-party sales.

                                Printer Business
                       of Texas Instruments Incorporated

                        Notes to Statements (continued)


6. LEASES

The Business leased a materials warehouse in Temple, Texas under an operating lease. The term for this lease ended in 1996. Rental expense associated with this lease was approximately $151 thousand, $146 thousand, and $133 thousand in 1995, 1994, and 1993, respectively.

7. RISK CONCENTRATION

Concentrations of credit risk for the Business primarily relate to accounts receivable. Such concentrations for the Business are limited due to its large number of customers, which are dispersed across different geographic areas. The Business maintains an allowance for losses based upon the expected collectibility of accounts receivable.

Item 7 (b) - Pro Forma Financial Information:

On September 30, 1996, the Registrant acquired certain assets of Texas Instruments worldwide printer and related supplies business for the purchase price of approximately $27.9 million, subject to adjustment as provided for in the Asset Purchase Agreement. Based on currently available information, the Registrant does not expect the adjustment to exceed $2.1 million in favor of Texas Instruments. The payment of the preliminary purchase price was financed primarily through the Registrant's credit facility with NationsBank for $19.4 million and a note of $9.0 million to Texas Instruments payable over two years. The Registrant expects to pay any additional purchase price from cash provided by operations.

The assets acquired include primarily accounts receivable and inventory. The acquisition is being accounted for as a purchase and the allocation of the purchase price and related acquisition costs is subject to adjustment based upon refinements in the application of purchase method accounting and the final determination of the purchase price.

The pro forma financial statements have been prepared by the Registrant's management based upon the financial statements of the Texas Instruments worldwide printer and related supplies business included in this Form 8-K/A. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and footnotes included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and the Texas Instruments audited Statements of Assets Acquired and Liabilities Assumed as of December 31, 1994 and 1995 and Statements of Revenues and Direct Operating Expenses for the years ended December 31, 1993, 1994 and 1995 and footnotes contained in this Form 8-K/A.

The pro forma consolidated balance sheet (unaudited) as of September 29, 1996 presents the financial position of the Registrant as if the assets and liabilities of Texas Instruments printer business has been acquired as that date.

The pro forma consolidated statements of operations (unaudited) for the year ended December 31, 1995 present the results of operations as if the Texas Instruments printer business had been acquired as of January 2, 1995, taking into consideration only those transactions known to be occurring, and having continuing impact to operations as a result of the acquisition.

                      GENICOM CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 29, 1996
                                  (UNAUDITED)
                       (In thousands, except share data)

                                                                       TEXAS        PRO FORMA
                                                       GENICOM      INSTRUMENTS    ADJUSTMENTS         PRO FORMA
                                                   ============= ==============  ===============    ==============
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                      $      13,969  $              $                  $      13,969
    Accounts receivable, less allowance for
        doubtful accounts of $2,575                       53,422          9,018                            62,440
    Inventories                                           30,474         13,319                            43,793
    Prepaid expenses and other assets                      5,401            165                             5,566
                                                    ------------   ------------   -------------      -------------
        TOTAL CURRENT ASSETS                             103,266         22,502              0            125,768
Property, plant and equipment, net                        26,602            243                            26,845
Intangibles and other assets                              27,744                         9,555 (1)         37,299
                                                    ------------   ------------   -------------      -------------
                                                   $     157,612  $      22,745  $       9,555      $     189,912
                                                    ============   ============   =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Debt maturing within one year                  $       3,923  $              $                  $       3,923
    Accounts payable and accrued expenses                 47,706          1,795          2,100 (4)         51,601
    Deferred income                                       12,325                                           12,325
                                                    ------------   ------------   -------------      -------------
        TOTAL CURRENT LIABILITIES                         63,954          1,795          2,100             67,849
Long-term debt, less current portion                      47,013                        28,405 (2)         75,418
Other non-current liabilities                             12,498                                           12,498
                                                    ------------   ------------   -------------      -------------
        TOTAL LIABILITIES                                123,465          1,795         30,505            155,765
STOCKHOLDERS' EQUITY:
    Common stock                                             110                                              110
    Additional paid-in capital                            26,173                                           26,173
    Retained earnings                                      9,965                                            9,965
    Foreign currency translation adjustment               (1,331)                                          (1,331)
    Pension liability adjustment                            (770)                                            (770)
    Assets acquired, net                                                 20,950        (20,950)(3)              0
                                                    ------------   ------------   -------------      -------------
        TOTAL STOCKHOLDERS' EQUITY                        34,147         20,950        (20,950)            34,147
                                                    ------------   ------------   -------------      -------------
                                                   $     157,612  $      22,745  $       9,555      $     189,912
                                                    ============   ============   =============      =============


See notes to pro forma consolidated financial statements.

                      GENICOM CORPORATION AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)


1. This pro forma adjustment reflects the goodwill recognized upon the acquisition of certain assets and liabilities of the Texas Instruments worldwide printer business.

2. This pro forma adjustment reflects the assumed borrowings under the Registrant's credit facilities and the note payable to Texas Instruments. The Registrant has classified the debt as long-term.

3.  Eliminate the net assets of the Texas Instruments printer business.

4. Possible additional purchase price payment due to Texas Instruments, subject to review by both parties pursuant to the Asset Purchase Agreement.

                      GENICOM CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (In thousands, except per share data)

                                                                      TEXAS        PRO FORMA
                                                      GENICOM      INSTRUMENTS    ADJUSTMENTS          PRO FORMA
                                                    ============   ============   =============       =============

REVENUES, NET:                                    $     294,052  $     172,234  $     (47,508) (1)   $    418,778

OPERATING COSTS AND EXPENSES:
    Cost of revenues                                    217,613        138,127        (38,406) (2)        317,334
    Operating expenses                                   61,261         29,387        (13,635) (3)         77,013
                                                    ------------   ------------   -------------       -------------
                                                        278,874        167,514        (52,041)            394,347
                                                    ------------   ------------   -------------       -------------

OPERATING INCOME                                         15,178          4,720          4,533              24,431
Interest expense, net                                     7,741                         2,976  (4)         10,717
                                                    ------------   ------------   -------------       -------------

INCOME BEFORE INCOME TAXES                                7,437          4,720          1,557              13,714
Income tax expense                                        1,285                         2,134  (5)          3,419
                                                    ------------   ------------   -------------       -------------


NET INCOME (LOSS)                                 $       6,152          4,720           (577)       $     10,295
                                                    ============   ============   =============       =============

EARNINGS PER COMMON SHARE AND COMMON
 SHARE EQUIVALENT (PRIMARY AND FULLY DILUTED)     $        0.51                                      $       0.85
                                                    ============                                      =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
    COMMON SHARE EQUIVALENTS OUTSTANDING

 Primary                                                 12,038                                            12,038
                                                    ============                                      =============
 Fully diluted                                           12,056                                            12,056
                                                    ============                                      =============


See notes to pro forma consolidated financial statements.

                      GENICOM CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1996
                                  (UNAUDITED)
                     (In thousands, except per share data)

                                                                      TEXAS         PRO FORMA
                                                      GENICOM      INSTRUMENTS     ADJUSTMENTS          PRO FORMA
                                                    ============   ============   =============       =============
REVENUES, NET:                                     $    211,503         92,432        (15,014) (1)   $    288,921

OPERATING COSTS AND EXPENSES:
    Cost of revenues                                    162,516         75,584        (13,650) (2)        224,450
    Operating expenses                                   49,836          9,770         (1,671) (3)         57,935
                                                    ------------   ------------   -------------       -------------
                                                        212,352         85,354        (15,321)            282,385
                                                    ------------   ------------   -------------       -------------

OPERATING (LOSS) INCOME                                    (849)         7,078            307               6,536
Interest expense, net                                     3,299                         1,945  (4)          5,244
Other income                                                153                                               153
                                                    ------------   ------------   -------------       -------------

(LOSS) INCOME BEFORE INCOME TAXES                        (3,995)         7,078         (1,638)              1,445
Income tax (benefit) expense                             (3,876)                        1,850  (5)         (2,026)
                                                    ------------   ------------   -------------       -------------


NET (LOSS) INCOME                                  $       (119)         7,078         (3,488)       $      3,471
                                                    ------------   ------------   -------------       -------------

EARNINGS PER COMMON SHARE AND COMMON
 SHARE EQUIVALENT (PRIMARY AND FULLY DILUTED)      $      (0.01)                               (6)   $       0.29
                                                    ------------   ------------   -------------       -------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
    COMMON SHARE EQUIVALENTS OUTSTANDING

 Primary                                                 10,918                                            12,142
                                                    ------------   ------------   -------------       -------------
 Fully diluted                                           10,918                                            12,164
                                                    ------------   ------------   -------------       -------------


See notes to pro forma consolidated financial statements.

                      GENICOM CORPORATION AND SUBSIDIARIES
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

1. Eliminates the revenue associated with the laser printers the Registrant did not acquire.

2. Eliminates the cost of goods associated with the laser printers the Registrant did not acquire.

3. Eliminates operating expenses associated with the laser printers the Registrant did not acquire. Includes $1.4 million and $1.0 million for 1995 and 1996, respectively, for amortization of the goodwill associated with the acquisition.

4. Incremental interest expense on acquisition related borrowings at an effective interest rate of approximately 8.5%.

5. To recognize a consolidated pro forma income tax provision at a rate of 34%.

6. Recalculated using common stock equivalents due to the pro forma statements resulted in net income.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                 GENICOM Corporation
                                         --------------------------------------
                                                     Registrant


Date:  December 13, 1996


                                                  \s\James C. Gale
                                         --------------------------------------
                                                      Signature

                                         James C. Gale
                                         Senior Vice President Finance and
                                         Chief Financial Officer

                                         (Mr. Gale is the Chief Financial
                                         Officer and has been duly
                                         authorized to sign on behalf of
                                         the Registrant)

                      GENICOM CORPORATION AND SUBSIDIARIES

                        INDEX TO EXHIBITS TO FORM 8-K/A

                               SEPTEMBER 30, 1996



EXHIBIT
NUMBER           DESCRIPTION                                                            PAGE
------------    ------------------------------------------------------------------    -----------------
23               Consent of Independent Auditor                                         E-2





                                     E - 1